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                                                                   Exhibit 10.17


                                AMENDMENT NO. 4
                                       TO
                               LICENSE AGREEMENT


         This Amendment No. 4 to License Agreement (the "Amendment") is made and entered into this 1st day of October, 1995, by and between Dialogic
Corporation, a corporation organized and existing under the laws of the State of New Jersey, having its principal place of business at 1515 Route 10, Parsippany, New Jersey 07054 ("Licensee") and Voice Control Systems, Inc., a corporation organized and existing in the laws of the State of Delaware, successor by merger to VCS Industries, Inc., having its principal place of business at 14140 Midway Road, Dallas, Texas 75244 ("Licensor").

         WHEREAS, Licensee and Licensor entered into a License Agreement dated June 8, 1990, which agreement was amended by an Amendment to License Agreement dated September 20, 1991, an Amendment No. 2 to License Agreement dated January 31, 1993, an Omnibus Amendment Agreement dated March 14, 1994, and an Amendment No. 3 to License Agreement dated September 1, 1993 (as so amended, the "License Agreement"); and

         WHEREAS, the parties wish to amend the License Agreement to incorporate therein certain provisions which will make the License Agreement applicable to a new version of the Licensed Technology which will provide voice recognition on Dialogic's Antares Platform.

         NOW, THEREFORE, IN CONSIDERATION of these premises and the mutual covenants and conditions contained herein, Licensee and Licensor agree as follows:

         1.A.    The following definitions are hereby added to the License
Agreement as Sections 1.19 and 1.20, with the intention that, except as expressly amended hereby the new versions of the Licensed Technology shall be subject to the License Agreement:

                 1.16 "Antares Platform" shall mean Dialogic's open DSP platform developed for high density telecommunications applications based on the SCSA standard.

                 1.20 "Antares VR Software" shall mean that subset of Licensed Technology consisting of the various speaker-independent telephone channel, discrete or continuous utterance, voice recognition algorithms and reference tables of Licensor which are presently, or are to be, implemented in software to operate on the Antares Platform with the basic discrete and continuous vocabulary sets Licensee generally makes available to its customers. Antares VR Software shall be distributed as a separate medium to be input onto the Antares Platform.
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         1.B.    Section 1.08 of the License Agreement is hereby amended to provide that the definition of Technological Improvements shall also include, but not be limited to, improvements, refinements, or perfections of the Antares VR Software.

         2. Article II of the License Agreement is hereby amended to provide that the term of the License granted to Dialogic thereunder shall extend with respect to Antares VR Software for a period that ends on September 30, 1997.

         3. Article III of the License Agreement is amended to include the following new Sections as 3.01C and 3.03B:

                 3.01C Notwithstanding the provisions of Section 3.01, the rights under the License with respect to the Antares VR Software may be exercised solely in conjunction with the Antares Platform, and Dialogic shall not distribute Antares VR Software until mutually agreed upon protection against unlicensed copying of the Antares VR Software is implemented. Since the Antares VR Software is not imbedded in an Antares Platform but is distributed as a separate medium (such as a floppy disk) with the Antares Platform, Licensee may either (i) distribute a single copy of the Antares VR Software with each unit of the Antares Platform; (ii) distribute a single master copy of the Antares VR Software and authorize the purchaser to make only as many copies of the Antares VR Software as it has purchased Antares Platforms; or (iii) distribute Antares VR Software in its purchased configuration to a customer who already owns an Antares Platform.

                 3.03B The License shall be an exclusive license of the Antares VR Software for use on the Antares Platform.

         4. Article IX of the License Agreement is amended by adding the following new Section as 9.04B:

                 9.04B This Article shall not diminish Licensee's or any sublicensee's right to authorize purchasers of Antares Platforms to make copies of the Antares VR Software as provided by Section 3.01C, or to require payment of any additional compensation therefor. The right of any purchaser of an Antares Platform Board to copy the Antares VR Software as provided by Section 3.01C, shall survive termination of this License Agreement for any reason.

         5. Article X of the License Agreement is amended by adding the following new Section as 10.01A:

                 10.01A Licensor represents and warrants that it has the right to grant the License granted to Licensee herein, and that Licensor will defend and hold Licensee harmless and their end users harmless and shall pay any resulting costs, damages, and attorney fees that arise in connection with any action brought against Licensee based on an allegation that the




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         Antares VR Software infringes any patent, copyright, trademark, or other intellectual property rights of any third party conditioned on the following:

                          (i) Licensee notifies Licensor in writing within ten (10) business days of its knowledge of any allegations; and

                          (ii) Licensor is given sole control of the defense and all related settlement negotiations and settlements.

                 Should the Antares VR Software become, or in Licensor's opinion be likely to become, the subject of a claim of infringement of such intellectual property rights, Licensee shall permit Licensor at its option and expense, either to procure for Licensee the right to continue using the Antares VR Software or to replace or modify same so that it becomes noninfringing but is still commercially marketable.

                 Notwithstanding the foregoing, Licensor shall have no liability to Licensee with respect to any claim of infringement to the extent that it is based upon the modification by Licensee of the Antares VR Software, or is based on a claim that the application in which the product is used, but not the Antares VR Software itself, violates the intellectual property of any third party.

         6. Exhibit A to the License Agreement is amended by adding the following sentence in place of the sentence added by Section 8 of Amendment No. 2:

                 In lieu of a royalty of * of Net Invoice Value on any Royalty Unit utilizing VR/40e or Antares VR Software, the royalty shall be computed in the table attached as Appendix I.

and by replacing Appendix I to Exhibit A with a new Appendix I identical to Appendix I attached to this Amendment No. 4 and incorporated herein by reference.

         7. Except as amended hereby, the License Agreement shall remain in full force and effect as written and previously amended.

DIALOGIC CORPORATION              VOICE CONTROL SYSTEMS, INC.



By:                               By:
     -----------------------           --------------------------

Its:                              Its:
     -----------------------           --------------------------

*        Confidential treament requested.





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                                   APPENDIX I
                                       to
                                   EXHIBIT A
                                       to
                               LICENSE AGREEMENT
                        BETWEEN DIALOGIC CORPORATION AND
                              VCS INDUSTRIES, INC.

   Annual                           Basic                   Basic
  Purchase                         Speaker-                Speaker-
   Volume                        Independent             Independent
(Recognizers)    Discount    Discrete Vocabulary     Continuous Technology
-------------    --------    -------------------     ---------------------

      *             *                 *                        *



A "Recognizer" is an individual channel capable of recognition using a Royalty Unit with Licensed Technology. The recognizers can be used as a shared resource in systems or they can be deployed on every line in a system. Partial utilization of capabilities of a Royalty Unit shall not reduce the royalty amount due.

1. The Annual Purchase Volume is based on the number of recognizers on any Boards sold during the year, including VR/40, VRM/40, VRM/2C, Antares, and others. It does not include VRSoft.

2. Licensor will initially grant Licensee a volume discount at the *% discount level for the nine-month period commencing October 1, 1995. A review process will take place semi-annually in June and December of each year, excluding December 1995. The volume discount for the next six month period will be adjusted to the appropriate discount level based on annualized actual sales during the six months preceding any semiannual review.

    A true-up process will take place annually in October of each year for the prior twelve calendar months.

    If actual sales were greater than were projected and entitle Licensee to a higher volume discount, Licensor will issue Licensee a credit, within fifteen
(15) days following completion of the true-up, against future royalties due in an amount equal to the difference between royalties actually paid in the prior year and royalties which would have been paid based upon the higher volume discount level.

    If actual sales were less than projected and entitle Licensor to additional royalties, Licensee shall pay Licensor, within fifteen (15) days following completion of the true-up, an amount equal to the difference between the royalties actually paid in the prior year and the amount of royalties due based on the proper discount level.

*        Confidential treatment requested.